As filed with the Securities and Exchange Commission on October 29, 2007

Registration No. 333-146605

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CNINSURE INC.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	6411	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

19/F, Yinhai Building

No. 299 Yanjiang Zhong Road

Guangzhou, Guangdong 510110

People’s Republic of China

(8620) 6122-2777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 664-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David T. Zhang, Esq. Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Place, Central Hong Kong (852) 2912-2503	Leiming Chen Simpson Thacher & Bartlett LLP 35th Floor, ICBC Tower 3 Garden Road, Central Hong Kong (852) 2514-7600

Approximate date of commencement of proposed sale to the public:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)(2)		Amount of registration fee
Ordinary Shares, par value US$0.001 per share(3)	US$	184,000,000	US$	5,649	(4)

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2)	Includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first offered to the public, and also includes ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These ordinary shares are not being registered for the purpose of sales outside the United States.
(3)	American depositary shares issuable upon deposit of the ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No.333-146765). Each American depositary share represents 20 ordinary shares.
(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to amend the exhibit index and to file Exhibit 1.1 to the registration statement and re-file Exhibit 3.1 to the registration statement (in order to correct a clerical error in the Exhibit 3.1 initially filed on October 10, 2007). No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. We intend to adopt an amended and restated articles of association that will provide for indemnification of officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, to the fullest extent permissible under the Companies Law.

Pursuant to indemnification agreements, the form of which was filed as Exhibit 10.3 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which is filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers will be and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities (including options to acquire our ordinary shares). We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration	Underwriting Discount and Commission

China United Financial Services	June 2004	20,820 CISG shares	(i) RMB10.0 million and (ii) all of its rights and interests in certain agreements that established its control of five PRC insurance intermediary companies	Not applicable

Cathay Auto Services Limited	June 2004	8,008 CISG shares	RMB25.0 million	Not applicable

Kingsford Resources Limited	December 2004	12,357 CISG shares	RMB1,235.7	Not applicable

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration	Underwriting Discount and Commission
Kingsford Resources Limited	January 2005	6,655 CISG shares	RMB665.5	Not applicable

CDH Inservice Limited	December 2005	17,160 CISG shares	US$18.6 million	Not applicable

David Tang	February 2007	Options to purchase 0.8% of the total outstanding number of shares of CISG on a fully diluted basis	Exercise price is the fair value per CISG share as of January 31, 2007	Not applicable

14 employees (including 4 executive officers)	July 2007	3,421 CISG shares	RMB29.9 million	Not applicable

Bestcheer International Limited	July 2007	478,400,000 ordinary shares	47,840 CISG shares	Not applicable

CDH Inservice Limited	July 2007	171,600,000 ordinary shares	17,160 CISG shares	Not applicable

Kingsford Resources Limited	July 2007	34,210,526	3,421 CISG shares	Not applicable

Directors, officers, and employees	October 2007	Options to purchase 42,000,000 ordinary shares	Past and future services to our company	Not applicable

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability under the Securities Act of 1993 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on October 29, 2007.

CNINSURE INC.

By:	/s/ YINAN HU
Name:	Yinan Hu
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ YINAN HU Yinan Hu	Chairman and Chief Executive Officer (principal executive officer)	October 29, 2007

/S/ DAVID WEI TANG David Wei Tang	Chief Financial Officer (principal financial officer)	October 29, 2007

/S/ QIUPING LAI Qiuping Lai	Director	October 29, 2007

/S/ * Peng Ge	Director and Finance Manager (principal accounting officer)	October 29, 2007

/S/ * Paul Wolansky	Director	October 29, 2007

/S/ * Shangzhi Wu	Director	October 29, 2007

/s/ * Stephen Markscheid	Independent Director	October 29, 2007

/s/ * Allen Warren Lueth	Independent Director	October 29, 2007

/s/ * Donald J. Puglisi, Managing Director, Puglisi & Associates	Authorized U.S. Representative	October 29, 2007

*By:	/s/ YINAN HU
Yinan Hu Attorney-in-fact

CNINSURE INC.

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement
3.1	Memorandum and Articles of Association of the Registrant, as currently in effect
3.2*	Amended and Restated Memorandum and Articles of Association of the Registrant
4.1*	Registrant’s Form of American Depositary Receipt (included in Exhibit 4.3)
4.2*	Registrant’s Specimen Certificate for Ordinary Shares
4.3*	Form of Deposit Agreement among the Registrant, the depositary and owners and beneficial owners of the American Depositary Receipts
4.4*	Subscription Agreement, dated June 19, 2004, relating to the subscription of ordinary shares of CISG by China United Financial Services and Cathay Auto Services Limited
4.5*	Subscription Agreement, dated December 22, 2005, relating to the subscription of ordinary shares of CISG Holdings Ltd. by CDH Inservice Limited
4.6*	Shareholders Agreement, dated December 22, 2005, relating to CISG
4.7*	Agreement for Sale and Purchase of the Entire Issued Share Capital in CISG, dated July 31, 2007, relating to the exchange of CISG shares for shares of the Registrant
4.8*	Shareholders Agreement, dated July 31, 2007, relating to the Registrant
4.9*	Registration Rights Agreement, dated October 10, 2007, relating to the Registrant
5.1*	Opinion of Maples and Calder regarding the validity of the ordinary shares being registered
8.1*	Opinion of Maples and Calder regarding certain Cayman Islands Tax matters (included in Exhibit 5.1)
8.2*	Opinion of Latham & Watkins LLP regarding certain U.S. tax matters
10.1*	English translation of 2006 Share Option Plan of CISG
10.2*	2007 Share Incentive Plan
10.3*	Form of Indemnification Agreement with the Registrant’s directors and officers
10.4*	Form of Director Agreement with Independent Directors of the Registrant
10.5*	Form of Employment Agreement between the Registrant and an Executive Officer of the Registrant
10.6*	English translation of Form of Loan Agreement between Yiqiman Management and each shareholder of Meidiya Investment and Yihe Investment
10.7*	English translation of Form of Equity Pledge Agreement among Yiqiman Management, each shareholder of Meidiya Investment (or Yihe Investment) and Meidiya Investment (or Yihe Investment)
10.8*	English translation of Form of Irrevocable Power of Attorney issued by each shareholder of Meidiya Investment and Yihe Investment
10.9*	English translation of Form of Exclusive Purchase Option Agreement among Yiqiman Management, each shareholder of Meidiya Investment (or Yihe Management), and Meidiya Investment (or Yihe Management)
10.10*

English translation of Form of Technology Consulting and Service Agreement between Ruisike Consulting and some of the insurance agency and brokerage subsidiaries of Meidiya Investment and Yihe Investment

10.11*

English translation of Form of Technology Consulting and Service Agreement between Zhongqi Consulting and some of the insurance agency and brokerage subsidiaries of Meidiya Investment and Yihe Investment

Exhibit Number	Description of Document
10.12*	English translation of Form of Trademark Licensing Agreement between Ruisike Consulting and some of the insurance agency and brokerage subsidiaries of Meidiya Investment and Yihe Investment
10.13*	English translation of Form of Employment Agreement between an acquired Company and its founder
21.1*	Subsidiaries of the Registrant
23.1*	Consent of Deloitte Touche Tohmatsu, Independent Registered Public Accounting Firm
23.2*	Consent of Maples and Calder (included in Exhibit 5.1)
23.3*	Consent of Latham & Watkins LLP (included in Exhibit 8.2)
23.4*	Consent of Commerce & Finance Law Offices
23.5*	Consent of American Appraisal China Limited
24.1*	Powers of Attorney (included on signature page)
99.1*	Code of Business Conduct and Ethics of the Registrant

*	Filed previously.